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                               FIRST AMENDMENT TO
                            GLOBAL INDUSTRIES, LTD.
                       1995 EMPLOYEE STOCK PURCHASE PLAN


WHEREAS, the requirements of Rule 16b-3 regarding stockholder approval of benefit plans and amendments thereto have recently been amended; and

WHEREAS, the Company desires to amend the Global Industries, Ltd. 1995 Employee Stock Purchase Plan (the "Plan") to permit more flexibility in amending the Plan as permitted by the new Rule 16b-3.

NOW THEREFORE the Global Industries, Ltd. 1995 Employee Stock Purchase Plan (the "Plan") is hereby amended as follows (terms not otherwise defined have the meaning ascribed to them in the Plan), effective as of February 12, 1997:

1. Paragraph 15 of the Plan shall be amended by replacing such paragraph with a new paragraph 15 which shall read in its entirety as follows:

         15. AMENDMENT OR TERMINATION OF THE PLAN. The Board in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any option theretofore granted may be made which would impair the rights of the optionee without the consent of the optionee, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan (other than as a result of the anti-dilution provisions of the Plan) or cause options under the plan to fail to meet the requirements of employee stock purchase plan options as defined in
         Section 423 of the Code.

2. The Plan as amended and modified by this First Amendment shall remain in full force and effect, and this First Amendment shall not change or modify the terms of any options outstanding under the Plan on the date of its adoption.

                                            Adopted by the Board of Directors
                                                     on February 12, 1997